Exhibit 99.1

NEWS RELEASE

Media Contact:
Kathy Stahlman, @Road Public Relations
(415) 333-9991
kstahlman@road-inc.com

Investor Relations Contact:
David Lebedeff, @Road Vice President Investor Relations
(510) 870-1317
dlebedeff@road-inc.com

@Road® Appoints Jim Davis to its Board of Directors

Davis brings more than 30 years of experience
in the technology industry to @Road

FREMONT, CA – October 1, 2004 – @Road (NASDAQ: ARDI), a leading provider of mobile resource management (MRM) services, today announced that Jim Davis has been appointed to the company’s board of directors and its compensation committee. Previously recognized by Design News as one of the top 50 R&D scientists in the United States, Mr. Davis brings more than 30 years of experience in the technology industry to @Road.

“On behalf of the company, I am delighted to announce Jim’s appointment to our board of directors,” said Krish Panu, CEO of @Road. “Jim’s technology experience is complementary to that of our existing board members, and we look forward to his contribution to the company.”

Mr. Davis’ background includes 25 years at IBM, where he was Chief Technical Officer of the IBM PC Company Premium Brand, a Senior Technical Staff Member, and a member of the company’s Academy of Science and Technology. In addition, he served as a Director of Intel Corporation’s home computing laboratory, where he led a team that developed Intel’s wireless architecture for in-home communications and other technologies. The holder of several patents, Mr. Davis is also the recipient of the Electric Power Research Institute Innovators Achievement Award. Mr. Davis is currently a Senior Partner of Key West Technologies LLC, a business and technology consulting firm.

“I have been excited about the @Road technology and its inherent ability to leverage other technologies since serving on the company’s technology advisory board several years ago,” said Davis. “I continue to believe that the market opportunity for @Road MRM solutions is a greenfield one, and I am enthusiastic about helping the company to accelerate its market penetration and development activities.”

@Road also today announced that Stuart Phillips has retired from the board of directors to further concentrate on venture capital investing in private companies.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to approximately 130,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the future growth, operating results and profitability of @Road, the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-Q dated August 9, 2004, Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of @Road, Inc. The @Road logo is a trademark of @Road, Inc.